CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 30, 2001 accompanying the financial statements of Insured Municipals Income Trust, 175th Insured Multi-Series as of January 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                         Grant THORNTON LLP


Chicago, Illinois
May 25, 2001